Exhibit 99.1

Q THERAPEUTICS ANNOUNCES U.S. AND CANADIAN PATENT AWARDS

Salt Lake City, UT – (Marketwire) – November 28, 2012 – Q Holdings, Inc., dba Q Therapeutics, Inc., an emerging biotechnology company utilizing its proprietary innovative technology to develop breakthrough cell therapy products for the treatment of debilitating diseases of the central nervous system, today announced the issuance of United States Patent No. 8,168,174, covering a method of replacing damaged neural cells in humans by transplanting an isolated population of human neuroepithelial precursor cells; and the issuance of Canadian Patent No. CA 2,473,749, covering populations of mammalian astrocyte restricted precursor cells and their use for treating damaged neural cells, enhancing myelination and reducing scar formation.

These newly issued patents protect core technologies on neural lineage stem cells as well as progenitor cells in the glial astrocytic lineage of the central nervous system that complement the Company’s Q-Cells® product. Q-Cells is a cell-based therapeutic currently in development by Q Therapeutics that is intended to restore or preserve activity of neurons by providing support functions that naturally occur in healthy central nervous system tissue. Originally developed by Q Therapeutics’ co-founder Mahendra Rao, MD, PhD while he was at the University of Utah and National Institutes of Health, this technology has been exclusively licensed to Q Therapeutics by the University and the NIH.

“We are very pleased with these most recent patent issuances, which expand and enhance our intellectual property estate on other neural cell types, complementing our promising Q-Cells research and development platform,” stated Deborah Eppstein, PhD, President and CEO of Q Therapeutics. “These new patents are now included among 16 patents that have been issued to date, with 15 additional applications currently pending.”

About Q Therapeutics, Inc.

Headquartered in Salt Lake City, Utah, Q Holdings, Inc., dba Q Therapeutics, Inc., is a fully reporting, non-trading company, engaged in developing adult stem cell therapies to treat debilitating diseases of the central nervous system. The Company’s first product, Q-Cells®, is a cell-based therapeutic intended to restore or preserve normal activity of neurons by providing essential support functions that occur in healthy central nervous system tissues. Q-Cells may be applicable to a wide range of central nervous system diseases, including demyelinating conditions such as multiple sclerosis, transverse myelitis, cerebral palsy, and stroke, as well as other neurodegenerative diseases and injuries, such as ALS (Lou Gehrig’s disease), spinal cord injury, Parkinson’s disease and Alzheimer’s disease. Q Therapeutics’ initial clinical target is ALS, with a first IND submission expected in 2013. For more information, visit www.qthera.com.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Q Therapeutics’ technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of its intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect results and other risks and uncertainties are detailed from time to time in Q Therapeutics’ periodic reports, including the quarterly report on Form 10-Q for the period ended September 30, 2012.

FOR MORE INFORMATION:

HANOVER|ELITE

Dodi Handy or Kathy Addison

407-585-1080 or via email at QCEL@hanoverelite.com